Exhibit 10.11

Dated 29th July 2008

(1)           VIRGIN ATLANTIC AIRWAYS LIMITED

(2)           EDWARDS HIGH VACUUM INTERNATIONAL LIMITED

AGREEMENT FOR LEASE
OF
The Endeavour Building Site
B2 Crawley Business Quarter Manor Royal
Crawley West Sussex

CMS Cameron McKenna LLP
Merchants House North
Wapping Road
Bristol BS1 4RW

T +44(0)117 930 0200
F +44(0)117 934 9300

Ref: JG/0Z6536.00105

Table of Contents

1.	Definitions	1
2.	General provisions	2
3.	Standard Conditions	2
4.	Conditions Precedent	2
5.	Title	3
6.	Matters subject to which the Premises are let	3
7.	The Lease	4
8.	Possession	4
9.	Alienation	4
10.	Acknowledgment and interest	5
11.	Termination	5
12.	Indemnity	6
13.	VAT	6
14.	Costs	6
15.	Third party rights	7
16.	Exclusion of sections 24 - 28 of the 1954 Act	7

Schedule 8

	Standard Conditions	8

THIS AGREEMENT is made 29th July 2008

BETWEEN:-

(1)           VIRGIN ATLANTIC AIRWAYS LIMITED (registered number 01600117) having its registered office at 120 Campden Hill Road London W8 7AR (the “Landlord”) and

(2)           EDWARDS HIGH VACUUM INTERNATIONAL LIMITED (registered number 01148654) having its registered office at Manor Royal Crawley West Sussex RH10 9LW (the “Tenant”)

IT IS AGREED as follows:-

1.             Definitions

1.1           In this agreement unless the context otherwise requires the following expressions have the following meanings:-

“1954 Act”: the Landlord and Tenant Act 1954

“2003 Order”: the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

“Competent Authority”: any local authority or any other body exercising powers under statute or by Royal Charter or any utility service or supply company

“Compliance Date”: the date on which the Conditions Precedent are wholly fulfilled

“Conditions Precedent”:

(a)           the grant of the Licence to Underlet; and

(b)           the date of preparation of a Schedule of Condition in respect of the interior of the Premises in accordance with clause 4.6 of this agreement

“Cut-Off Date”: 1 December 2008 (time being of the essence)

“Landlord’s Solicitors”: CMS Cameron McKenna LLP of Merchants House North Wapping Road Bristol BS1 4RW (reference JG/SYP)

“Lease”: an underlease in the form of the draft annexed hereto

“Licence to Underlet”: a licence to underlet or other deed containing a direct covenant by the Tenant with the Superior Lessor to pay the rents reserved by the Lease and to perform and observe all the covenants on the part of the lessee contained in the Lease and to perform and observe all the covenants on the part of the Landlord in the Superior Lease (other than the obligation to pay the rents thereby reserved and except where inapplicable to the Premises)

“Premises”: the land and buildings known as The Endeavour Building Site B2 Crawley Business Quarter Manor Royal Crawley West Sussex and more particularly described in the Lease

“Rent Commencement Date”: 1 June 2009

“Standard Conditions”: the Standard Commercial Property Conditions of Sale (First Edition)

“Superior Lease”: a lease dated 24 June 1999 made between (1) Cornhill Investment Properties Limited and (2) Virgin Atlantic Airways Limited as varied by a Deed of Variation dated 10 January 2001 and made between the same parties and any document which is supplemental to or collateral with or entered into pursuant to it

“Superior Lessor”: the person from time to time entitled to any reversion immediately or mediately expectant on the determination of the term granted by the Superior Lease

“Tenant’s Solicitors”: Stevens & Bolton LLP of The Billings Walnut Tree Close Guildford Surrey GUI 4YD (reference MHL. JCN.ED0967.6)

“VAT”: Value Added Tax and any tax or duty of a similar nature substituted for or in addition to it

1.2           The definitions in the Standard Conditions also apply in this agreement

2.             General provisions

2.1           In this agreement unless the context otherwise requires references to clauses and schedules are to clauses of and schedules to this agreement

2.2           The headings to clauses and other parts of this agreement do not affect its construction

2.3           This agreement contains the whole agreement between the parties relating to the matters herein mentioned and supersedes previous agreements between them (if any) relating thereto

2.4           This agreement may only be varied in writing signed by or on behalf of the parties

2.5           The Tenant acknowledges that it has not entered into this agreement in reliance upon representations made by or on behalf of the Landlord other than in respect of such reliance as may be placed upon the Landlord’s Solicitors’ written replies to the Tenant’s Solicitors’ preliminary enquiries and other written replies from the Landlord’s Solicitors to enquiries from the Tenant’s Solicitors raised in correspondence between the Landlord’s Solicitors and the Tenant’s Solicitors

2.6           Nothing in this agreement is to be read or construed as excluding any liability or remedy resulting from fraudulent misrepresentation

2.7           All money payable by the Tenant under this agreement will be paid by direct credit transfer for the credit of the Landlord’s Solicitors’ clients’ account at Lloyds TSB Bank Plc 39 Threadneedle Street London EC2R 8AU sort code 30-00-09 account number 0230949 or for the credit of any other bank account specified in writing by the Landlord’s Solicitors

3.             Standard Conditions

This agreement incorporates the Standard Conditions as varied by the schedule and so far as they apply to a letting and are not varied by or inconsistent with the other provisions of this agreement (which will prevail in case of conflict)

4.             Conditions Precedent

4.1           The grant of the Lease is conditional on the Conditions Precedent being wholly fulfilled

4.2           The parties will apply for and use all reasonable endeavours to procure that the Conditions Precedent are wholly fulfilled PROVIDED THAT the Landlord will not be obliged to institute court proceedings against the Superior Lessor in respect of any consent needed from the

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Superior Lessor unless the Landlord (in its absolute discretion) considers such proceedings appropriate

4.3           Without prejudice to clause 4.2 the Tenant will give all reasonable assistance and provide such references and accounts and information as may be reasonably required by the Superior Lessor

4.4           If so required by the Landlord and/or the Superior Lessor the Tenant will:-

4.4.1        execute the Licence to Underlet

4.4.2        comply with all requirements which the Superior Lessor is entitled by the terms of the Superior Lease to impose on a prospective undertenant of the Premises (or any surety for such undertenant) as a condition of the Superior Lessor’s granting consent to any underletting

4.4.3        provide such security (whether by way of rental deposit bank guarantee or otherwise) as the Superior Lessor may require in accordance with the terms of the Superior Lease

4.5           Any obligation undertaken by the Tenant to execute the Licence to Underlet or other deed containing a covenant with the Superior Lessor includes an obligation to ensure that there is no delay in the approval of a draft of such deed

4.6           The Landlord will vacate the Premises on or before 24 July 2008 and the parties will as soon as practicable thereafter procure that Stiles Harold Williams (or such alternative surveyor as shall be agreed between the parties or in default of agreement shall be nominated on the application of the President for the time being of the Royal Institution of Chartered Surveyors) shall as soon as possible prepare an accurate Photographic Schedule of the Condition of the interior of the building on the Premises which shall be the Schedule of Condition to be annexed to the Lease and referred to in paragraph 11 of Schedule 2 to the Lease

4.7           The costs of preparation of the Photographic Schedule of Condition referred to in clause 4.6 shall be borne by the parties in equal shares

5.             Title

Title to the Premises having been deduced the Tenant will raise no requisition save in respect of any new matters previously undisclosed and revealed by the Tenant’s pre-completion searches at the Land Charges Registry

6.             Matters subject to which the Premises are let

6.1           The Premises are let subject to and as the case may be with the benefit of the matters contained or referred to in the Lease

6.2           The Premises are also let subject to:-

6.2.1        all matters registrable by any Competent Authority pursuant to statute

6.2.2        all requirements notices orders or proposals (whether or not subject to confirmation) of any Competent Authority

6.2.3        all matters disclosed or reasonably to be expected to be disclosed by searches or as the result of enquiries formal or informal and whether made in person by writing or orally by or for the Tenant or which a prudent tenant ought to make

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6.2.4        all notices served by the owner or occupier of any adjoining or neighbouring property

7.             The Lease

7.1           The Landlord will with full title guarantee grant or procure the grant of and the Tenant will accept the Lease on the later of 1 October 2008 or within ten working days from and including the Compliance Date

7.2           The Lease will be for a term of years from and including the date of completion of the Lease until and including 24 March 2017

7.3           The initial annual rent first reserved by the Lease will from and including the Rent Commencement Date be Three hundred and fifty thousand pounds (£350,000.00)

7.4           The Tenant will on the date for completion of the Lease in accordance with clause 7.1 pay to the Landlord:-

7.4.1        any proportion of the rent first reserved by and then payable under the Lease for the period from and including the Rent Commencement Date up to the quarter day next following

7.4.2        any other rents reserved by or money payable and then due under the Lease calculated from and including the date of completion of the Lease up to the quarter day next following

7.5           The rent review dates under the Lease will be 24 June 2009 and 24 June 2014

7.6           An engrossment of the Lease and its counterpart will be prepared by the Landlord’s Solicitors

7.7           Within one month of the date of the Lease the Tenant will apply to HM Land Registry for the first registration of the Lease and within ten days of the completion of the registration will send an official copy of the title to the Landlord

8.             Prejudicial information

SUBJECT TO the Landlord providing completed forms EX1 and EX1A an edited copy of the Lease prepared by the Landlord’s solicitors and certified as being a true copy of the Lease from which prejudicial information as defined under the Land Registration Rules 2003 has been excluded and a cheque for the requisite fee within fourteen days of completion of the grant of the Lease the Tenant will submit any applications in forms EX1 and EX1A required by the Landlord simultaneously with any application to HM Land Registry for first registration of the Lease or (where this Lease is not registrable in its own right) for the noting of the Lease and/or the registration of any easements and/or covenants for the benefit of the Premises granted by the Lease

9.             Possession

The Tenant shall not have possession of the Premises until completion of the Lease

10.          Alienation

The benefit of this agreement is personal to the Tenant and the Tenant will not assign or part with its interest under this agreement or any part thereof or otherwise dispose of such interest or any part thereof and the Tenant named herein will personally accept the Lease

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11.          Acknowledgment and interest

The Tenant acknowledges and agrees that without prejudice to any other right remedy or power of the Landlord if any sums have become due from the Tenant to the Landlord under this agreement but remain unpaid for a period exceeding five working days the Tenant will pay on demand to the Landlord interest thereon at the contract rate (before and after any judgment) from the date when they become due until payment thereof calculated on a daily basis and compounded with rests on the usual quarter days

12.          Termination

12.1         If:-

12.1.1      there is any material breach of the obligations of the Tenant under this agreement which (if capable of remedy) is not remedied by the Tenant within such reasonable period as the Landlord stipulates in writing or

12.1.2      the Tenant being a body corporate:

(a)                                  has a meeting of its members convened for the purpose of considering a winding-up resolution or such a resolution is passed (otherwise than in connection with a member’s voluntary winding-up for the purposes of an amalgamation or a reconstruction that has the prior written approval of the Landlord) or

(b)                                 has a meeting of its directors convened for the purpose of considering a resolution to seek a winding up order or an administration order or the appointment of an administrator or such a resolution is passed or

(c)                                  presents or its directors present or it has presented against it a petition for a winding up order or an administration application is made or a winding-up or administration order is made or

(d)                                 issues or its directors or the holder of a qualifying floating charge (as defined in Schedule B1 of the Insolvency Act 1986) issues a notice of appointment or of intention to appoint an administrator or

(e)                                  is the subject of a proposal for or becomes subject to any voluntary arrangement or its directors take steps to obtain a moratorium (whether under Part I of the Insolvency Act 1986 or otherwise)

12.1.3      The Tenant in any case:

(a)                                  has a receiver (administrative or otherwise) appointed over all or part of its or his assets or

(b)                                 has possession taken of all or substantially all of its assets by a secured party or becomes subject to an execution attachment sequestration or other legal order over all or substantially all of its or his assets or

(c)                                  takes part in any action (including entering into negotiations) with a view to the readjustment rescheduling forgiveness or deferral of any part of its or his indebtedness or

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(d)                                 proposes or makes any general assignment composition or arrangement with or for the benefit of all or some of its or his creditors or

(e)                                  suspends or threatens to suspend making payments to all or some of its or his creditors

12.1.4      any analogous or equivalent proceedings actions or events to those referred to in sub-clauses 12.1.2 and/or 12.1.3 of this clause are instituted or occur in any jurisdiction other than England and Wales

THEN and in any such case the Landlord may by notice in writing to the Tenant at any time thereafter terminate this agreement (without prejudice to any right or remedy of either party in respect of any antecedent breach of this agreement)

12.2         If the Conditions Precedent are not fulfilled prior to the Cut-Off Date or if prior to such date the Superior Lessor gives notice that it refuses to grant consent to the grant of the Lease whether or not it has reasonable grounds for such refusal the Landlord may determine this agreement by giving to the Tenant notice to that effect whereupon the Tenant will forthwith return all title and other documents furnished to it and remove any notice caution or land charge entry registered in respect of this agreement but such determination will be without prejudice to any right or remedy of either party in respect of any antecedent breach of this agreement

13.          Indemnity

The Tenant will indemnify the Landlord and the Superior Lessor against all actions proceedings claims demands losses costs expenses damages and liability (including any liability for any injury to any person or damage to any land or other property) arising directly or indirectly from any breach of any obligation of the Tenant under this agreement or any act or omission of the Tenant or its servants agents or licensees

14.          VAT

14.1         All sums payable under the terms of this agreement are exclusive of any VAT in respect thereof howsoever arising and the Tenant will pay to the Landlord all VAT for which the Landlord or the Superior Lessor is liable to account to HM Revenue and Customs in relation to any supply made or deemed to be made for VAT purposes pursuant to this agreement on the provision of a valid value added tax invoice addressed to the Tenant.

14.2         The Tenant does not intend or expect the Premises to be occupied by it or a person that is connected with the Tenant as determined in accordance with section 839 Income and Corporation Taxes Act 1988 other than wholly or mainly for eligible purposes (within the meaning of paragraph 3(A)(7) to 3(A)(11) Schedule 10 Value Added Tax Act 1994)

14.3         The Tenant represents warrants and undertakes to and with the Landlord that the statement in clause 14.2 is at the date of this agreement and will be at the date of completion of the Lease true and correct in all respects

15.          Costs

The Tenant will immediately when requested by the Landlord so to do pay:-

15.1         One half of the Superior Lessor’s solicitors’ proper costs and disbursements incurred in connection with the Licence to Underlet and any other deed containing covenants in favour of the Superior Lessor and in any case any matters incidental thereto

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15.2         One half of the Superior Lessor’s surveyors’ proper costs and disbursements in connection with any Licence to Underlet and any other deed containing covenants in favour of the Superior Lessor and in any case any matters incidental thereto

16.          Third party rights

Nothing in this agreement is intended to confer on any person any right to enforce any term of this agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999

17.          Exclusion of sections 24 - 28 of the 1954 Act

17.1         The Tenant confirms that before the date of this agreement:

17.1.1      the Landlord served a notice dated 24th July 2008 (the “Notice”) on the Tenant in accordance with section 38A(3)(a) of the 1954 Act

17.1.2      the Tenant (or a person duly authorised by the Tenant) made a statutory declaration dated 28th July 2008 (the “Declaration”) confirming receipt of the Notice in accordance with schedule 2 to the 2003 Order

17.2         The Tenant further confirms that where the Declaration was made by a person other than the Tenant that person was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

17.3         the Landlord and the Tenant agree that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy to be created by the Lease

AS WITNESS the hands of the parties hereto or authorised persons on their behalf the day and year first before written

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Schedule

Standard Conditions

1.             Throughout the conditions references to property being sold are to be construed as references to the Premises

2.             Conditions 1.4 2.2 3.4 4.3.2 4.5.2 5 6.3.2 6.5 6.7 8.2.4 8.3 and 9 do not apply

3.             In condition 1.1.1(d) the “contract rate” is 4% per annum above the base rate from time to time of Lloyds TSB Bank plc

4.             In condition 1.1.2 “official copies” is substituted for “office copies” and “Land Registration Act 2002” is substituted for “Land Registration Act 1925” and the words “and any reference in these conditions to office copies shall be deemed to be a reference to such official copies” are added at the end

5.             In condition 1.3.5 “5.00 pm” is substituted for “4.00 pm” and the words “before 5.00 pm” are added after the words “treated as having been received”

6.             In condition 1.3.6 “5.00 pm” is substituted for “4.00 pm” and the words “(d) by fax: if sent before 5.00 pm on a working day the day of despatch but otherwise on the first working day after despatch” are added at the end

7.             In condition 3.1.2 the words “(f) any unregistered interests which fall within any of the paragraphs of Schedule 3 to the Land Registration Act 2002) (g) such unregistered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 to the Land Registration Act 2002 and (h) PPP leases as defined in section 90 of the Land Registration Act 2002” are added at the end

8.             In condition 3.1.2(d) the words “monetary charges or incumbrances” are to be taken as referring to charges to secure borrowing

9.             In condition 4.1 the words “4.1.5 If the buyer persists in any valid requisition or objection to title with which the seller is unable or unwilling on reasonable grounds to deal satisfactorily and does not withdraw it within five working days of being required so to do the seller may by notice to the buyer and notwithstanding any intermediate negotiation or litigation rescind the agreement” are added at the end

10.           In condition 5.2.2(e) the words “nor change its use and is to comply with all statutory obligations relating to the property and indemnify the seller against all liability arising as a result of any breach of such obligations” are added at the end

11.           In conditions 6.1.2 “1 pm” is substituted for “2.00 pm”

12.           Condition 6.3.2 is deleted and the following substituted:-

“6.3.2      Apportionment is to be made with effect from the date of actual completion”

13.           In condition 6.3.3 the word “buyer” is replaced by the word “seller”

14.           In condition 7.1.1 the words “or in the negotiations leading to it” and “or was” are deleted

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SIGNED by Julie Southern	)
for and on behalf of the Landlord	) /s/ Julie Southern

SIGNED by	)
for and on behalf of the Tenant	)

9

Dated       2008

(1)           Virgin Atlantic Airways Limited

(2)           Edwards High Vacuum International Limited

Underlease
of
The Endeavour Building
site B2 Crawley Business Quarter Manor
Royal Crawley West Sussex

CMS Cameron McKenna LLP
Merchants House North
Wapping Road
Bristol BS1 4RW

T +44(0)117 930 0200
F +44(0)117 934 9300

Draft 3: 9 June 2008
Ref: JG/0Z6536.00105

LAND REGISTRY PRESCRIBED CLAUSES

LR1. Date of lease

LR2. Title number(s)	LR2.1 Landlord’s title number(s) LR2.2 Other title numbers. None

LR3. Parties to this lease

Give full names, addresses and company’s registered number, if any, of each of the parties. For Scottish companies use a SC prefix and for limited liability partnerships use an OC prefix. For foreign companies give territory in which incorporated.

Landlord

VIRGIN ATLANTIC AIRWAYS LIMITED having its registered office at 120 Campden Hill Road London W8 7AR (company registration number 01600117)

Tenant

EDWARDS HIGH VACUUM INTERNATIONAL LIMITED having its registered office at Manor Royal Crawley West Sussex RH10 9LW (company registration number 01148654)

Other parties

LR4. Property

Insert a full description of the land being leased

or

Refer to the clause, schedule or paragraph of a schedule in this lease in which the land being leased is more fully described.

Where there is a letting of part of a registered title, a plan must be attached to this lease and any floor levels must be specified.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The premises described in part 1 of schedule 1

LR5. Prescribed statements etc.

If this lease includes a statement falling within LR5.1, insert under that sub-clause the relevant statement or refer to the clause, schedule or paragraph of a schedule in this lease which contains the statement.

In LR5.2, omit or delete those Acts which do not apply to this lease

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

LR6. Term for which the Property is leased

Include only the appropriate statement (duly completed) from the three options.

NOTE: The information you provide, or refer to, here will be used as part of the particulars to identify the lease under rule 6 of the Land Registration Rules 2003.

The term is as follows: From and including the date of this Underlease until and including 24 March 2017

LR7. Premium Specify the total premium, inclusive of any VAT where payable.	None

LR8. Prohibitions or restrictions on disposing of this lease Include whichever of the two statements is appropriate. Do not set out here the wording of the provision.	This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc. Insert the relevant provisions in the sub-clauses or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

Insert the relevant provisions or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.

None

LR11. Easements Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the easements.

LR11.1 Easements granted by this lease for the benefit of the Property

See part 2 of schedule 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

See part 3 of schedule 1

LR12. Estate rentcharge burdening the Property Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the rentcharge.	None

LR13. Application for standard form of restriction

Set out the full text of the standard form of restriction and the title against which it is to be entered. If you wish to apply for more than one standard form of restriction use this clause to apply for each of them, tell us who is applying against which title and set out the full text of the restriction you are applying for.

Standard forms of restriction are set out in Schedule 4 to the Land Registration Rules 2003.

LR14. Declaration of trust where there is more than one person comprising the Tenant

If the Tenant is one person, omit or delete all the alternative statements.

If the Tenant is more than one person, complete this clause by omitting or deleting all inapplicable alternative statements.

THIS UNDERLEASE dated and made between the parties specified in the Land Registry Prescribed Clauses

WITNESSES AS FOLLOWS:-

1.                                      Definitions and interpretation

In this Underlease unless the context otherwise requires:-

1.1                                 the words defined in this sub-clause have the following meanings:-

“1954 Act”: the Landlord and Tenant Act 1954

“1995 Act”: the Landlord and Tenant (Covenants) Act 1995

“2003 Order”: the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

“Conducting Media”: drains sewers pipes watercourses channels ducts wires cables and all other service conduits

“Contractual Term”: The term as set out in clause LR6

“Estate Charge”: has the same meaning as in the Superior Lease

“Estate Roads”: the roads and pavements in the locations shown coloured yellow on the plan attached to this Underlease (“the Yellow Roads”) and such other roads on the Retained Land as are designated for use from time to time by the occupiers of the estate known as Crawley Business Quarter Manor Royal Crawley subject to the right of the Landlord or the Superior Landlord or Crawley Business Quarter Limited or Manor Management Company Limited (or their respective successors in title) to vary alter or stop up the routes of such roads aforesaid

“Group Company”: a company which is a member of the same group as the Tenant within the meaning of section 42 of the 1954 Act

“Initial Rent”: Three hundred and fifty thousand pounds (£350,000.00) per annum

“Insurance Rent”: the yearly sum (and proportionately for any period less than a year) equal to the gross amounts expended by the Superior Lessor from time to time in insuring the Premises against the Insured Risks pursuant to the Superior Lease including insurance for loss of rent and against liabilities of the Superior Lessor in respect of property owner’s and third party risks and the cost of any insurance valuations of the Premises carried out by or on behalf of the Superior Lessor

“Insured Risks”: such risks as may be insured against by the Superior Lessor from time to time under the provisions Superior Lease

“Insurers”: such reputable insurance company or underwriters as the Superior Lessor may from time to time nominate

“Interest Rate”: four per centum per annum above the base lending rate from time to time of Lloyds TSB Bank Plc (or another bank nominated from time to time by the Landlord) or (if base lending rates cease to be published) such other comparable rate of interest as the Landlord (acting reasonably) specifies

“Landlord”: the landlord referred to in clause LR3

“Landlord’s Expenses”: the proper solicitors’ counsels’ surveyors’ and other consultants’ and professional fees and costs bailiffs’ fees and management charges incurred by the Landlord

“this Underlease”: this deed as varied from time to time and any document which is supplemental to or collateral with or entered into pursuant to this deed

“Perpetuity Period”: the period of eighty years from 21 August 1998

“Premises”: the premises described in part 1 of Schedule 1

“Quarter Days”: 25th March 24th June 29th September and 25th December in each year

“Rent Commencement Date”: [                                                ] 2008

“Rents”: the Yearly Rent the Insurance Rent the Estate Charge and the other sums reserved by or payable by the Tenant under this Underlease

“Review Dates”: 24 June 2009 and 24 June 2014

“Substation Lease”: an underlease dated 3 July 1964 made between the APV Company Limited (1) and The South Eastern Electricity Board (2) as varied by a deed of variation dated 29 March 1999 made between Cornhill Investment Properties Limited (1) and Seeboard PLC (2) and by a supplemental lease also dated 29 March 1999 made between Cornhill Investment Properties Limited (1) and Seeboard PLC (2)

“Superior Lease”: a lease dated 24 June 1999 made between Cornahill Investment Properties Limited (1) and Virgin Atlantic Airways Limited (2) as varied by a Deed of Variation dated 10 January 2001 and made between the same parties and any document which is supplemental to or collateral with or entered into pursuant to such lease

“Superior Lessor”: includes the person from time to time entitled to the reversion immediately or mediately expectant on the determination of the term granted by the Superior Lease

“Tenant”: the tenant referred to in clause LR3

“Term”: The term as set out in clause LR6

“Value Added Tax”: value added tax and any tax or duty substituted for it

“Yearly Rent”: the Initial Rent and the rent ascertained in accordance with schedule 5

1.2                                 any covenant given or to be given by more than one person will be joint and several

1.3                                 where there are two or more persons at any time included in the expressions “Tenant” and/or “Surety” references to the “Tenant” and/or the “Surety” will include all or any one of them

1.4                                 any reference to statute (whether generally or specifically) includes all derivative instruments orders regulations and other matters all directives regulations and mandatory requirements of the European Union and in each case any re-enactment or modification of them from time to time

1.5                                 every obligation of the Tenant not to do an act or thing includes an obligation not to allow it to be done

1.6                                 where there is an obligation to obtain the consent or approval of the Landlord under this Underlease such consent or approval must be in writing and such obligation includes where necessary under the terms of the Superior Lease an obligation to obtain the consent or approval in writing of any superior landlord from time to time

1.7                                 where the Landlord has a right to enter the Premises such right will also be exercisable by the Landlord’s agents or superior landlord from time to time of the Landlord and all persons authorised by them with or without workmen and equipment

1.8                                 the Landlord includes the person from time to time entitled to the reversion immediately expectant on the determination of the Term

1.9                                 the Tenant includes its successors in title and in the case of an individual includes his personal representatives

1.10                           the Surety includes any surety of the Tenant’s obligations under this Underlease and in the case of an individual includes the Surety’s personal representatives

1.11                           the Premises includes each and every part of them and all additions alterations and improvements to them

1.12                           words denoting persons include firms companies and corporations and vice versa

1.13                           the singular includes the plural and vice versa and one gender includes any other

1.14                           references to clauses paragraphs and schedules are to clauses and paragraphs of and schedules to this deed

1.15                           the headings to clauses paragraphs and schedules do not affect the construction of this Underlease

1.16                           the words “include” “includes” and “including” are deemed to be followed by the words “without limitation”

1.17                           references to any act or omission of the Tenant are deemed to extend to any act or omission of any sub-tenant or licensee of the Tenant or any sub-tenant and any person at the Premises with the consent of the Tenant any sub-tenant or any licensee

2.                                      Demise and reddendum

The Landlord demises the Premises to the Tenant with full title guarantee TOGETHER WITH (in common with all other persons from time to time entitled to them) the rights mentioned in part 2 of schedule 1 EXCEPT AND RESERVING to the Landlord and all other persons from time to time entitled to them the rights mentioned in part 3 of schedule 1 TO HOLD for the Contractual Term SUBJECT to the provisions contained or referred to in any documents specified in schedule 7 and any easements rights and privileges enjoyed by any other land or person which affect the Premises YIELDING AND PAYING for them:-

2.1                                 the Yearly Rent by equal quarterly payments in advance on the Quarter Days and proportionately for any period less than a year the first payment (being the proportion for the period from and including the Rent Commencement Date to and including the day before the next following Quarter Day) to be made on the Rent Commencement Date

2.2                                 within five days of written demand the Insurance Rent

2.3                                 within five days of written demand amounts equal to the Estate Charge and any similar charge due from the Landlord (as lessee) to the Superior Lease or pursuant to the terms of the Superior Lease

2.4                                 within five days of written demand any Value Added Tax from time to time payable by the Tenant under this Underlease provided that the Landlord shall have previously delivered to the Tenant a valid Value Added Tax invoice addressed to the Tenant for the full amount and

2.5                                 within five days of written demand all costs charges and expenses which the Landlord may from time to time incur in relation to or as a result of any breach of any obligation of the Tenant under this Underlease and

2.6                                 within five days of written demand all other money payable or repayable by the Tenant to the Landlord under this Underlease

3.                                      Tenant’s covenants

The Tenant COVENANTS with the Landlord to observe and perform the obligations of the Tenant contained in schedule 2 (Tenant’s covenants) and schedule 5 (Rent review) or otherwise arising under this Underlease

4.                                      Landlord’s covenants

The Landlord COVENANTS with the Tenant to observe and perform the obligations of the Landlord contained in schedule 3 (Landlord’s covenant) and schedule 5 (Rent review) or otherwise arising under this Underlease

5.                                      Provisos

PROVIDED ALWAYS and it is agreed and declared as set out in schedule 4 (Provisos) and schedule 5 (Rent review)

6.                                      New tenancy

This Underlease is a new tenancy for the purposes of section 1 of the 1995 Act

7.                                      Exclusion of sections 24 - 28 of the 1954 Act

7.1                                 The Tenant confirms that before it became contractually bound to enter into the tenancy created by this deed:-

7.1.1                        the Landlord served a notice dated [                                    ] 2008 (the “Notice”) on the Tenant in accordance with section 38A(3)(a) of the 1954 Act

7.1.2                        the Tenant (or a person duly authorised by the Tenant) made a [statutory] declaration dated [                                ] 2008 (the “Declaration”) confirming receipt of the Notice in accordance with schedule 2 to the 2003 Order

7.2                                 The Tenant further confirms that where the Declaration was made by a person other than the Tenant that person was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

7.3                                 the parties agree that sections 24 to 28 (inclusive) of the 1954 Act will not apply to the tenancy created by this deed

8.                                      Tenant’s break clause

8.1                                 In this clause the “Termination Date” is the fifth anniversary of the date of this Underlease

8.2                                 Subject to the pre-conditions in clause 8.3 being satisfied on the Termination Date the Tenant may terminate the Term on the Termination Date by giving the Landlord not less than six months’ written notice specifying the Termination Date following which the Term will then terminate on the Termination Date but without prejudice to any claim by a party in respect of any antecedent breach of any obligation of any other party under this Underlease

8.3                                 The pre-conditions are that:-

8.3.1                        the Yearly Rent due up to and including the Termination Date has been paid in full; and

8.3.2                        vacant possession of the whole of the Premises is given to the Landlord

8.4                                 The Landlord may waive the pre-condition in clause 8.3.1 at any time before the Termination Date by written notice to the Tenant

8.5                                 If any Rents have been paid by the Tenant in relation to the period falling after the Termination Date they will be refunded by the Landlord to the Tenant within twenty-one days of the Termination Date and each of the Rents to be refunded will be apportioned at the Termination Date in accordance with the following formula:-

where:-

A                                        is the full annual amount of the Rent and

B                                        is the number of days from but excluding the Termination Date to but excluding the first date after the Termination Date upon which an instalment of the Rent is due or (where such first date after the Termination Date is the day after the Termination Date) zero]

8.6                                 Time is of the essence for the purposes of this clause

8.7                                 If the Tenant does not exercise its rights under this clause and the tenancy created by this Lease is not thereby determined then the Tenant shall not be required to pay the Yearly Rent for the period of three months from and including the Termination Date

IN WITNESS of which this deed has been duly executed (but not delivered until) the day and year first above written

Schedule 1

Part 1

The Premises

The land and building known as The Endeavour Building Site B2 Crawley Business Quarter Manor Royal Crawley West Sussex being the whole of the premises comprised in and demised by the Superior Lease and shown edged in red on the Plan

The Premises include all and each and every part of any:-

1.1                                 buildings from time to time on them

1.2                                 Service Media wholly within the Premises and vested in the Landlord which exclusively serve the Premises

1.3                                 additions alterations and improvements to them

1.4                                 landlord’s fixtures fittings and chattels in them

Part 2

1.                                       Whether the Estate Roads shall have been constructed or not but (save as to the Yellow Roads) subject to the same being designated for such purposes the right (in common with the Landlord and all other persons entitled to a like right) for the Tenant and its successors in title and their respective underlessees servants agents visitors and invitees and all others authorised by any of them to pass and repass at all times and for all purposes and with vehicles of all descriptions over the Estate Roads (but on foot only over the pavements forming part of the Estate Roads) but so that no obstruction shall be left thereon at any time by any of the foregoing which would in any way interfere with the free use thereof

2.                                       From such date as the same are constructed the full and free right (until the same shall be adopted for maintenance at public expense) to use the Conducting Media which are or shall be installed under the Estate Roads within the Perpetuity Period and save as to the Conducting Media under the Yellow Roads to the extent that the same shall be designated for the purpose for the passage of soil gas electricity and any other services and effluvia for which any such conduits are designed and intended to carry together with all necessary rights to enter (on reasonable notice and at reasonable times and by prior appointment with the Landlord the Estate Roads for the purpose of making such connections into inspecting cleaning repairing removing replacing such Conducting Media PROVIDED that the Tenant shall not in doing so obstruct the Estate Roads at any time so as to impede or obstruct the free flow of traffic and the free use thereof and in particular the Tenant shall ensure that at least one lane (acceptable in the opinion of the Landlord and the Superior Landlord) shall always remain open AND PROVIDED FURTHER that the Tenant shall carry out any such work with expedition and so as to minimise any damage or other disruption and shall forthwith make good any physical damage caused by the exercise of such rights

Part 3

Rights excepted and reserved

1.                                      The passage of Utilities to and from any adjoining or neighbouring property through any Conduits now or hereafter within the Premises

2.                                       The right to enter (and if necessary in case of emergency only to break and enter) after giving at least 48 hours notice (except in an emergency) on the Premises (causing as little damage and disturbance as is reasonably practicable and making good as soon as possible all damage occasioned thereby to the Premises) for the purpose of measuring or valuing the Premises or making inventories of the fixtures therein or inspecting the use thereof or complying with any statutory obligations or inspecting or testing any meters thereon or fulfilling the Landlord’s obligations under this Lease or carrying out any works (whether of construction demolition repair or otherwise) to any Conduits or plant equipment or machinery or any adjoining or neighbouring property

3.                                       The right to carry out or consent to the carrying out by any person of any construction or other works to any adjoining or neighbouring property notwithstanding any diminution in the light or air enjoyed by the Premises or any temporary interference with the use and enjoyment of the Premises

4.                                       All rights granted pursuant to the terms of the Substation Lease

5.                                       All other rights now or hereafter lawfully enjoyed over the Premises including (without limitation) the rights excepted and reserved by the Transfer

6.                                       A right to enter the Premises at all reasonable times on giving reasonable written notice (except in emergency when such notice (if any) as can be given will be given) for the purpose of complying with any of the covenants on the part of the Landlord or the conditions contained in or preventing a forfeiture of the Superior Lease (notwithstanding that the obligation to comply with such covenants and conditions is imposed on the Tenant by this Underlease)

Schedule 2

Tenant’s covenants

1.                                      Pay Rents and interest

1.1                                 To pay the Rents without deduction counterclaim or set-off (whether in each case legal or equitable) at the stated times in cleared funds (and if the Landlord so requires by banker’s standing order or direct debit)

1.2                                 Without prejudice to any other right remedy or power of the Landlord if the Yearly Rent is not paid on the due dates or if any other Rents are due but unpaid for a period exceeding seven days to pay on demand to the Landlord interest on them at the Interest Rate (before and after any judgement) from the date when they became due until payment of them calculated on a daily basis and compounded with rests on the Quarter Days

2.                                      Permit entry

To permit the Landlord at all reasonable times on giving reasonable written notice (except in emergency) to the Tenant to enter the Premises to exercise the rights excepted and reserved in this Underlease

3.                                      Yielding up

3.1                                 Immediately prior to the expiration or sooner determination of the Term:-

3.1.1                        to replace any landlord’s fixtures and fittings which are missing broken damaged or destroyed with others of equivalent quality and value

3.1.2                        if requested to do so by the Landlord to remove every sign writing or notice which the Landlord requires to be removed and (unless and to the extent that the Landlord agrees otherwise) to remove all tenant’s fixtures and fittings furniture and effects from the Premises making good to the proper satisfaction of the Landlord all damage caused by such removal

3.1.3                        to the extent requested by the Landlord to reinstate and restore the Premises to the same state and condition as they were in prior to the carrying out of any works to the Premises whether such works were carried out during the Term either under an agreement for the grant of the Term or otherwise in each case by the Tenant

3.1.4                        to hand over to the Landlord any files registers or management plans required to be maintained under health and safety legislation in relation to the Premises

3.2                                 At the expiration or sooner determination of the Term quietly to yield up to the Landlord the Premises in such repair and condition as complies with the Tenant’s obligations under this Underlease

4.                                      Alienation

4.1                                 Not to:-

4.1.1                        assign part with or share possession or occupation of the whole or any part of the Premises except as may be permitted in accordance with the provisions of this paragraph 4

4.1.2                        hold the whole or any part of the Premises on trust for another

4.1.3                        assign sub-underlet (otherwise than in accordance with paragraph 4.6 of this schedule) or charge any part of the Premises as distinct from the whole

4.1.4                        charge the whole of the Premises without the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld and or delayed)

4.1.5                        assign the whole of the Premises without the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld and/or delayed) PROVIDED THAT the Landlord will be entitled (for the purposes of section 19(1A) of the Landlord and Tenant Act 1927):-

(a)                                  to withhold its consent in any of the circumstances set out in paragraph 4.4

(b)                                 to impose all or any of the matters set out in paragraph 4.5 as a condition of its consent

4.2                                 Paragraphs 4.1.5(a) and 4.1.5(b) will operate without prejudice to the right of the Landlord:-

4.2.1                        to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or

4.2.2                        to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable

4.3                                 The Landlord may at any time or times abandon any of the circumstances set out in paragraph 4.4 and/or any of the conditions set out in paragraph 4.5 by giving written notice to that effect to the Tenant and from such time any circumstance or condition specified in the notice will be deemed to be deleted and of no further effect

4.4                                 The circumstances referred to in paragraph 4.1.5(a) are as follows:-

4.4.1                        Where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to fulfil the obligations of the Tenant under this Underlease

4.4.2                        If the proposed assignee is entitled to claim sovereign diplomatic or similar immunity

4.4.3                        Where the proposed assignee is a person whose assets upon which any reasonable assessment of financial strength is based are not in the United Kingdom or in the European Union or in some other jurisdiction with which there is subsisting with the United Kingdom a system of reciprocal enforcement of judgements without any further consideration of the merits of the case.

4.4.4                        Where the proposed assignee is a Group Company of the Tenant of lesser financial strength than the Tenant

4.5                                 The conditions referred to in paragraph 4.1.5(b) are as follows:-

4.5.1                        If required by the Landlord that the Tenant enters into an authorised guarantee agreement (as defined in section 16 of the 1995 Act) containing (inter alia) the provisions set out in part 2 of schedule 7 subject to such amendments as the Landlord may reasonably require or as may be required to keep the agreement within the definition

4.5.2                        That the Tenant’s solicitors undertake to pay all reasonable costs disbursements and expenses incurred by the Landlord in connection with the proposed assignment

4.5.3                        That all Rents due prior to the date of the assignment are paid to the Landlord by such date

4.5.4                        That the proposed assignee provides a surety or sureties reasonably acceptable to the Landlord (if so reasonably required by the Landlord) to covenant with the Landlord in the terms contained in part 1 of schedule 8 (mutatis mutandis)

4.6                                 Not to sub-underlet the whole or part of the Premises without the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld and/or delayed) nor without procuring that:-

4.6.1                        prior to the grant or assignment of any sub-underlease the sub-undertenant or assignee will execute a deed containing a direct covenant with the Landlord to perform and observe the obligations of the sub-undertenant in the sub-underlease and the obligations of the Tenant under this Underlease (other than the obligation to pay the Rents and except where inapplicable to the premises sub-underlet)

4.6.2                        any sub-undertenant will (if the Landlord reasonably requires) provide a surety or sureties reasonably acceptable to the Landlord to guarantee the due performance by the sub-undertenant of its obligations in the sub-underlease in the terms contained in part 1 of schedule 8 (mutatis mutandis)

4.6.3                        each sub-underlease will be at a rent which will:-

(a)                                  be not less than the open market rental value (without taking or giving a fine or premium or other valuable consideration) reasonably obtainable for the premises sub-underlet at the time such sub-underlease is granted

(b)                                 not be commuted or be payable more than one quarter in advance

(c)                                  be subject to review provisions which correspond with the provisions of schedule 5

4.6.4                        each sub-underlease will contain covenants by the sub-undertenant:-

(a)                                  not to assign or charge any part of the premises sub-underlet as distinct from the whole

(b)                                 not further to sub-underlet the whole or any part of the premises sub-underlet nor part with possession or share the occupation of the whole or any part of the premises sub-underlet save by way of an assignment of the whole of them

(c)                                  not to assign or charge the whole of the premises sub-underlet without obtaining the prior consent given by deed of the Landlord (such consent not to be unreasonably withheld and/or delayed)

4.6.5                        each sub-underlease will otherwise be on terms corresponding with this Underlease (except the obligation to pay the Rents) and so far as applicable to the sub-underlease demise

4.6.6                        each sub-underlease contains an agreement validly excluding in relation to itself the provisions of sections 24 to 28 (inclusive) of the 1954 Act in accordance with section

38A of the 1954 Act and that before the grant of each sub-underlease or (if earlier) the date on which the proposed sub-undertenant becomes contractually bound to take the sub-underlease the Tenant has produced to the Landlord certified copies of:-

(a)                                  the notice served by the Tenant on the proposed sub-undertenant in accordance with section 38A(3)(a) of the 1954 Act (to which a copy of the agreed form of the proposed sub-underlease must be annexed for the purpose of service on the proposed sub-undertenant) and

(b)                                 the appropriate declaration or statutory declaration made by the proposed sub-undertenant confirming receipt of the Tenant’s notice (as referred to in paragraph (a) above) in accordance with schedule 2 to the 2003 Order as evidence that the agreement to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act in the proposed sub-underlease will be valid

4.6.7                        where the sub-underlease is of part of the Premises:-

(a)                                  the sub-underlet part comprises one whole floor or two or more contiguous whole floors of the Premises (excluding only any areas required for the common use of the sub-undertenant and any other occupier of the Premises)

(b)                                 each sub-underlease contains an agreement validly excluding in relation to itself the provisions of sections 24 to 28 (inclusive) of the 1954 Act in accordance with section 38A of the 1954 Act and that before the grant of each sub-underlease or (if earlier) the date on which the proposed sub-undertenant becomes contractually bound to take the sub-underlease the Tenant has produced to the Landlord certified copies of:-

(i)                                     the notice served by the Tenant on the proposed sub-undertenant in accordance with section 38A(3)(a) of the 1954 Act (to which a copy of the agreed form of the proposed sub-underlease must be annexed for the purpose of service on the proposed sub-undertenant) and

(ii)                                  the appropriate declaration or statutory declaration made by the proposed sub-undertenant confirming receipt of the Tenant’s notice (as referred to in paragraph (a) above) in accordance with schedule 2 to the 2003 Order as evidence that the agreement to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act in the proposed sub-underlease will be valid

(c)                                  it contains provisions for the payment by the sub-undertenant of a proper proportion of the Insurance Rent and for a proper contribution to the cost of services and facilities which the sub-undertenant shares with any other occupier of the Premises

4.6.8                        there are not at any time more than three undertenants of the Tenant nor more than three occupiers of the Premises including any Group Company permitted by paragraph 4.9 below

4.7                                 Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld and/or delayed) to vary or waive the terms nor without the prior written consent of the Landlord (such consent not to be unreasonably withheld and or delayed) to accept any surrender of any sub-underlease and to take all steps necessary to enforce such terms

4.8                                 To operate all rent review provisions in any sub-underlease and in particular (without prejudice to the generality of the foregoing) before quoting or agreeing any rent under such provisions to obtain the Landlord’s written approval of such rent (such approval not to be unreasonably withheld and or delayed)

4.9                                 Nothing contained in this paragraph will prevent the Tenant from sharing occupation of the Premises with any Group Company if the following conditions are fulfilled:-

4.9.1                        Prior written notice is given to the Landlord of the intended occupation by the Group Company

4.9.2                        No tenancy is created between the Tenant and the Group Company

4.9.3                        The right of the Group Company to share occupation of the Premises will determine upon either the Tenant or the Group Company ceasing to be members of the same group (within the meaning of section 42 of the 1954 Act) and immediate written notice is to be given to the Landlord upon such cessation

5.                                      Register Underlease and devolutions

5.1                                 Within one month of the creation or disposition of any interest in or charge over the Premises to give written notice of it to the Landlord and produce a certified copy of any relevant document and to pay a reasonable registration fee if demanded

5.2                                 Within one month of the date of this Underlease to apply to HM Land Registry for the first registration of this Underlease and within ten days of the completion of the registration to send an official copy of the relevant title to the Landlord

6.                                      Information about the Premises

6.1                                 From time to time on reasonable demand to furnish the Landlord with full particulars of all interests in the Premises

6.2                                 To disclose such information as the Landlord may from time to time reasonably require in relation to any application or request made or particulars produced to the Landlord

7.                                      Landlord’s costs

To pay to the Landlord all proper costs claims demands and expenses (including but without prejudice to the generality of the foregoing all Landlord’s Expenses) incurred by the Landlord in lawful and proper contemplation of in relation to or as a result of:-

7.1                                 any notice under sections 146 or 147 of the Law of Property Act 1925 and/or any lawful and proper proceedings pursuant to such notice (even if forfeiture is avoided otherwise than by relief granted by the court)

7.2                                 the lawful and proper preparation and service of any schedule of dilapidations

7.3                                 any breach of any obligation of the Tenant under this Underlease.

7.4                                 any application for consent under this Underlease unless the same is unlawfully or unreasonably withheld or offered subject to some unlawful or unreasonable condition.

8.                                      Indemnity

To indemnify the Landlord against all actions proceedings claims demands losses costs expenses damages and liability (including any liability for any injury to any person or damage to any land or other property) arising directly or indirectly from any breach of any obligation of the Tenant under this Underlease or the state and condition or any use of the Premises or any act or omission of the Tenant

9.                                      Incumbrances

To comply with all covenants and other matters relating to the Premises or to any of the rights granted by this Underlease (and in particular those contained or referred to in any documents specified in schedule 7) so far as they are enforceable

10.                               Value Added Tax

10.1                           To pay all Value Added Tax in respect of all taxable supplies made to the Tenant under this Underlease or as the case may be to repay to the Landlord any Value Added Tax borne by the Landlord in respect of taxable supplies made to the Landlord (except to the extent in the latter case to which the Landlord recovers it) and in every case where under this Underlease the Tenant is obliged to pay an amount of money such amount will be regarded as being exclusive of all Value Added Tax from time to time payable on it provided always that the Landlord shall have previously delivered to the Tenant a valid value added tax invoice addressed to the Tenant for the full amount

10.2                           Not to occupy the Premises and not to permit the Premises to be occupied by a person that is connected with the Tenant as determined in accordance with Section 839 of the Income and Corporation Taxes Act 1988 otherwise than wholly or mainly for eligible purposes (within the meaning of paragraphs 3(A)(7) to 3(A)(11) of Schedule 10 to the Value Added Tax Act 1994)

11.                               Superior Lease

11.1                           To observe and perform the covenants on the part of the Landlord (as lessee) contained in the Superior Lease (excluding only the covenants contained in sub-clause 3.1) as if the same were set out and repeated in this Underlease in full and wherever the consent or approval of the Superior Lessor is required the consent or approval of the Landlord will also be required to be obtained subject to the same terms and conditions as contained in the Superior Lease and provided that the covenants contained in sub clause 3.3 of the Superior Lease shall be subject to an overriding qualification that the Tenant hereunder shall only be required to keep and leave the interior of the building on the Premises in at least the same state of repair decoration and condition evidenced by the photographic schedule of condition annexed hereto and marked “A”

11.2                           Without prejudice to paragraph 11.1 herein not to do omit suffer or permit any act or thing which would or might cause the Landlord to be in breach of the Superior Lease or which if done omitted suffered or permitted by the Landlord would or might constitute a breach of the obligations of the Landlord (as lessee) contained in the Superior Lease

12.                               Prejudicial information

SUBJECT TO the Landlord providing completed forms EX1 and EX1A an edited copy of the Underlease prepared by the Landlord’s solicitors and certified as being a true copy of the Underlease from which prejudicial information as defined under the Land Registration Rules 2003 has been excluded and a cheque for the requisite fee within fourteen days of completion the Tenant will submit any applications in forms EX1 and EX1A required by the Landlord simultaneously with any application to HM Land Registry for first registration of this

Underlease or (where this Underlease is not registerable in its own right) for the noting of the Underlease and/or the registration of any easements granted by this Underlease

Schedule 3

Landlord’s covenants

1.                                      Quiet enjoyment

That the Tenant paying the Rents and complying with its other obligations under this Underlease may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

2.                                      Superior Lease

2.1                                 To pay the rents reserved by the Superior Lease and at the request and cost of the Tenant and subject to the Tenant providing a suitable indemnity for costs to take all reasonable steps to enforce any obligations of the Superior Lessor to the Landlord and (strictly subject to the primary obligation on the part of the Tenant contained in paragraph 11 of Schedule 2 to this Underlease) to perform (so far as the Tenant is not liable for such performance under the terms of this Underlease and in particular the said paragraph 11) the covenants on the part of the lessee and the conditions contained in the Superior Lease

2.2                                 The Landlord covenants to apply for the consent of the Superior Lessor under the Superior Lease in accordance with the terms of the Superior Lease whenever the Tenant makes an application for any consent required under this Lease where the Landlord is prepared to give its consent under this Lease and where the consent of both the Landlord and the Superior Lessor under the Superior Lease is required pursuant to the terms of this Lease or the Superior Lease.

2.3                                 The Landlord covenants with the Tenant not to agree to any variation of the terms of the Superior Lease without first obtaining the Tenant’s consent (such consent not to be unreasonably withheld or delayed)

2.4                                 The Landlord covenants with the Tenant to pass on to the Superior Landlord in relation to any rent review negotiations in respect of the rent payable under the Superior Lease such representations as the Tenant may reasonably and properly request provided that in the opinion of the Landlord they do not prejudicially affect any such negotiations or the position of the Landlord in any respect under the Superior Lease

Schedule 4

Provisos

1.                                      Re-entry

Without prejudice to any other right remedy or power of the Landlord it will be lawful for the Landlord or any person authorised by the Landlord to re-enter the Premises if:-

1.1                                 any Rents remain unpaid for fourteen days (whether formally demanded or not in the case of the Yearly Rent only) or

1.2                                 there is any breach of any obligation of the Tenant under this Underlease or

1.3                                 the Tenant and/or the Surety (if any) being a body corporate:-

1.3.1                        has a winding-up resolution passed by a meeting of its members (otherwise than in connection with a member’s voluntary winding-up for the purposes of an amalgamation or a reconstruction that has the prior written approval of the Landlord such approval not to be unreasonably withheld or delayed) or

1.3.2                        has a resolution passed by a meeting of its directors to seek a winding up order or an administration order or to appoint an administrator or

1.3.3                        presents or its directors present or it has presented against it a petition for a winding up order or an administration application is made or a winding-up or administration order is made or

1.3.4                        issues or its directors or the holder of a qualifying floating charge (as defined in Schedule B1 of the Insolvency Act 1986) issues a notice of appointment or of intention to appoint an administrator or

1.3.5                        is the subject of a proposal for or becomes subject to any voluntary arrangement or its directors take steps to obtain a moratorium (whether under Part I of the Insolvency Act 1986 or otherwise) or

1.4                                 the Tenant and/or the Surety (if any) are comprised of one or more individuals in partnership (whether alone or together with others) and the partnership:-

1.4.1                        has a winding up resolution passed by a meeting of the partners (otherwise than in connection with a voluntary winding-up for the purposes of an amalgamation or a reconstruction that has the prior written approval of the Landlord such approval not to be unreasonably withheld or delayed) or

1.4.2                        has a resolution passed by a meeting of the partners to seek a winding up order or an administration order or the appointment of an administrator or

1.4.3                        presents a petition for a winding up or joint bankruptcy order or makes an administration application or a petition for a winding up or joint bankruptcy order is presented against it or an administration application is made against it or an administration order is made or

1.4.4                        issues a notice of appointment or of intention to appoint an administrator or

1.4.5                        is the subject of a proposal for or becomes subject to any voluntary arrangement or the partners take steps to obtain a moratorium under Part I of the Insolvency Act 1986 or

1.5                                 the Tenant and/or the Surety (if any) being one or more individuals (whether or not in partnership together) and where the Tenant or the Surety comprise one or more individuals any one of them:-

1.5.1                        has a bankruptcy order made against him or

1.5.2                        makes an application for an interim order or a proposal for a voluntary arrangement is made under Part VIII of the Insolvency Act 1986 or

1.6                                 The Tenant and/or the Surety (if any) in any case:-

1.6.1                        has a receiver (administrative or otherwise) appointed over all or part of its or his assets or

1.6.2                        has possession taken of all or substantially all of its assets by a secured party or becomes subject to an execution attachment sequestration or other legal order over all or substantially all of its or his assets or

1.6.3                        proposes or makes any general assignment composition or arrangement with or for the benefit of all or some of its or his creditors or

1.6.4                        suspends or threatens to suspend making payments to all or some of its or his creditors or

1.7                                 any analogous or equivalent proceedings actions or events to those referred to in paragraphs 1.3 and/or 1.4 and/or 1.5 and/or 1.6 of this schedule are instituted or occur in any jurisdiction other than England and Wales or

1.8                                 any distress or execution is levied on the Premises

AND upon re-entry the Term will determine but without prejudice to any claim by either party against the other in respect of any antecedent breach of any obligation under this Underlease

2.                                      Exclusions

2.1                                 Except where expressly granted by this Underlease the Tenant will not have:-

2.1.1                        the benefit of any easement right or privilege or

2.1.2                        the benefit of or the right to enforce or to prevent the release or the modification of any covenant agreement or condition benefiting the whole or any part of the Premises to which any land not comprised in the Premises may from time to time be subject

2.2                                 Any rights reserved by this deed in respect of anything which does not exist at the date of this deed will be effective only if it comes into existence before the expiry of the period of 80 years from the date of this deed (which is the perpetuity period applicable to this Lease)

2.3                                 The Landlord gives no express or implied warranty that the Premises are suitable for the Tenant’s purposes or that the Permitted User will be or remain a lawful or authorised use under the Planning Acts or otherwise

2.4                                 So far as the law allows the right of the Tenant (or any undertenant) to compensation on quitting the Premises is excluded

2.5                                 In relation to every assignment of the reversion the Tenant releases the assignor Landlord from all of the obligations of the Landlord under this Underlease with effect from and including the date on which the assignor Landlord disposes of the reversion

2.6                                 Each of the provisions of this Underlease is severable and if any such provision is or becomes illegal invalid or unenforceable in any respect under the law of any jurisdiction that fact will not affect or impair the legality validity or enforceability in that jurisdiction of the other provisions of this Underlease or of that or any provision of this Underlease in any other jurisdiction

2.7                                 Nothing in this Underlease will be read or construed as excluding any liability or remedy in respect of fraud

3.                                      Acceptance of Rents

If the Landlord has reasonable grounds for believing that the Tenant is in breach of any of its obligations under this Underlease and refrains from demanding or accepting Rents then interest will be payable by the Tenant at the Interest Rate on such Rents for the period during which the Landlord so refrains such interest to be calculated on a daily basis and compounded with rests on the Quarter Days

4.                                      Notices

Any notice under or in relation to this Underlease will be deemed (whether or not that is actually the case) to be a notice required to be served for the purposes of section 196(5) of the Law of Property Act 1925 and the provisions of section 196 of that Act will extend to any such notice accordingly

5.                                      Landlord’s right to redevelop

The Landlord will be free to build on and use any land adjoining or near the Premises in any way notwithstanding that such building or use results in any reduction in the flow of light air access to and/or amenities enjoyed by the Premises PROVIDED THAT reasonably acceptable alternative means of access and/or amenities are provided

6.                                      Tenant’s property

6.1                                 If any property of the Tenant remains at the Premises after the Tenant has vacated the Premises following the expiration or sooner determination of the Term and the Tenant fails to remove it within 14 days after a written request from the Landlord or if having made reasonable efforts the Landlord is unable to locate the Tenant within 14 days from the first attempt to make such request then the Landlord may sell such property as the agent of the Tenant

6.2                                 The Landlord will account to the Tenant for the proceeds of sale of such property within 14 days of the date of sale less the costs incurred in connection with such sale PROVIDED THAT if having made reasonable efforts the Landlord is unable to locate the Tenant then the Landlord may retain the proceeds of sale absolutely unless the Tenant claims them (less the costs of sale) within 6 months of the expiration or sooner determination of the Term

6.3                                 The Tenant will indemnify the Landlord against any liability incurred to any third party whose property is sold by him in the mistaken belief held in good faith that the property belonged to the Tenant

7.                                      Rent

It is hereby agreed and declared that under no circumstances shall the Yearly Rent for the time being payable under this Underlease be less than the rent firstly reserved and for the time being payable by the Landlord (as lessee) under the Superior Lease and the Yearly Rent shall always automatically increase (whether on rent review or otherwise) so as to be at least the same as the rent firstly reserved and for the time being payable under the Superior Lease

8.                                      Third party rights

Nothing in this Underlease is intended to confer on any person any right to enforce any term of this Underlease which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999

Schedule 5

Rent review

1.                                      Rental Value

In this schedule “Rental Value” means the clear yearly rack rent at which the Premises might reasonably be expected to be let at the relevant Review Date in the open market by a willing lessor to a willing lessee

1.1                                 assuming that:-

1..1                              the Premises are to be let:-

(a)                                  as a whole with vacant possession without any premium or other payment by the willing lessee

(b)                                 for a term equal to the residue then unexpired of the Contractual Term

(c)                                  otherwise on the same terms and conditions as are contained in this Lease (except as to the amount of the Yearly Rent but including provisions for rent reviews on each fifth anniversary of the relevant Review Date on the same basis as in this schedule)

1..2                              all the covenants contained in this Lease on the part of the Tenant have been fully performed and observed

1..3                              if the Premises or any means of access or egress or any Service Media have been destroyed or damaged or are being repaired they have been fully rebuilt and reinstated and repaired

1..4                              the Premises may be lawfully used by the willing lessee for any use permitted by this Lease

1..5                              the Premises are suitable and fit for immediate occupation and use by the willing lessee and the Premises have (during a period of free occupation which expired on the relevant Review Date) been fully fitted out and equipped to the requirements of the willing lessee

1.2                                 but disregarding:-

1.1                                 any effect on rent of the fact that the Tenant or any undertenant or their predecessors in title or any lawful occupiers has been in occupation of the Premises or any part of them

1.2                                 any goodwill attached to the Premises by reason of the business then carried on at them by the Tenant or any undertenant or their predecessors in title or any lawful occupiers

1.3                                 any effect on rent attributable at the relevant Review Date to the existence of any lawful alteration or improvement to the Premises carried out during the Term (with the consent of the Landlord where required) or prior to the Term under an agreement for the grant of the Term by the Tenant or any undertenant or their respective predecessors in title (otherwise than pursuant to an obligation to the Landlord or its predecessors in title) and save to the extent that the Landlord has contributed to the cost of such alteration or improvement

1.4                                 so far as may be permitted by law any statutory prohibition or restriction relating to the assessment and recovery of rent

1.5                                 any work carried on at the Premises during or prior to the Term under an agreement for the grant of the Term by the Tenant or any undertenant or their respective predecessors in title which has diminished the rental value of the Premises

1.6                                 any effect on rent of the Works as defined in a Licence for Alterations dated 13 October 2000 made between Cornhill Investment Properties Limited (1) and Virgin Atlantic Airways Limited (2) supplemental to the Superior Lease

2.                                      Reviews

The Yearly Rent from time to time payable under this Lease will be reviewed on each of the Review Dates and the Yearly Rent from and including each Review Date will be the higher of:-

2.1                                 the Yearly Rent payable immediately before the relevant Review Date (or if payment has been suspended or restricted the Yearly Rent which would have been payable had there been no suspension or restriction) and

2.2                                 the Rental Value at the relevant Review Date as agreed or determined in accordance with this schedule

PROVIDED ALWAYS that the Yearly Rent payable under this Underlease shall never be less than the rent firstly reserved and for the time being payable under the Superior Lease

3.                                      Determination by surveyor

3.1                                 If the Landlord and the Tenant in the opinion of either of them are unable to agree the Rental Value of the Premises (whether or not an attempt to reach agreement has been made) then it will be determined at the request of either the Landlord or the Tenant (made not earlier than three months before the relevant Review Date) by a chartered surveyor having current experience of rental values of property of a like kind and character to the Premises to be agreed upon by the Landlord and by the Tenant or at the request and option of either of them to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors

3.2                                 Such surveyor will act as an arbitrator and in accordance with the Arbitration Act 1996 unless prior to his appointment as an arbitrator the Landlord and the Tenant agree that he should be appointed as an expert

3.3                                 If such surveyor is appointed as an expert:-

3.3.1                        he will give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he stipulates a proposal for the Rental Value which may be supported by the submission of reasons and/or a professional valuation or report

3.3.2                        he will afford to each party an opportunity to make counter-submissions in respect of any such submission valuation or report

3.3.3                        he will give written reasons for his decisions

3.3.4                        his fees and the costs of appointing him will be borne and paid by the Landlord and the Tenant in such shares and in such manner as he decides or failing such decision in equal shares

3.4                                 If any appointed surveyor dies or becomes unwilling to act or incapable of acting for any reason or fails to act with reasonable expedition another surveyor will be appointed in his place in like manner

4.                                      Interim payments

If the Rental Value has not been agreed or determined by the relevant Review Date the Yearly Rent at the rate payable immediately before the relevant Review Date (the “Existing Rent”) will continue to be payable until the Quarter Day next following the date of such agreement or determination and on such Quarter Day there will be due and payable to the Landlord by the Tenant:-

4.1                                 the Yearly Rent at the rate of the Rental Value so agreed or determined (the “Reviewed Rent”) due on such Quarter Day and

4.2                                 a sum of money equal to the amount (if any) by which the Reviewed Rent exceeds the Existing Rent duly apportioned on a daily basis in respect of the period from the relevant Review Date to such Quarter Day together with interest on it for the whole of such period calculated on a daily basis at a yearly rate equal to four per centum below the Interest Rate

5.                                      Statutory restrictions

If at any relevant Review Date the Landlord is obliged to comply with any statute which restricts or modifies the Landlord’s right to revise the Yearly Rent in accordance with the terms of this Lease or which restricts the right of the Landlord to demand or accept payment of the full amount of the Yearly Rent for the time being payable under this Lease then in each case respectively:-

5.1                                 the operation of the provisions for such revision of the Yearly Rent will be postponed until the first day on which such operation may lawfully occur

5.2                                 the collection of any increase in the Yearly Rent will be postponed until the first date or dates upon which any such increase or any part of it may lawfully be collected.

6.                                      Memorandum of reviewed rent

As soon as the amount of Yearly Rent payable after any relevant Review Date has been agreed in accordance with the terms of this schedule the Landlord and the Tenant will if required by the Landlord forthwith sign a memorandum of it

7.                                      Time not of the essence

Time is not of the essence for the purposes of this schedule

Schedule 6

Insurance

1.                                      Covenant to procure insurance and reinstatement

1.1                                 Without prejudice to the generality of paragraph 2 of schedule 3 the Landlord covenants with the Tenant to take all reasonable steps to procure that the Superior Lessor complies with its obligations under the Superior Lease to insure the Premises at all times and to reinstate and rebuild in accordance with the provisions of the Superior Lease in the event that the whole or any part of the Premises are damaged or destroyed by any Insured Risk save to the extent that the insurance is vitiated by some act or default of the Tenant and SUBJECT TO the payment by the Tenant to the Superior Lessor of any money payable under paragraph 5 of this schedule which the Landlord will (following such payment) take all reasonable steps to procure that the Superior Landlord lays out in such reinstatement or rebuilding

1.2                                 The Landlord will take all reasonable steps to produce to the Tenant on request (but not more often than once in any period of twelve months) reasonable evidence from the Insurers of the terms and subsistence of any policy or policies of such insurance and evidence of the last premium renewal receipt

1.3                                 The Tenant will give the Landlord written notice of the estimated reinstatement cost of any fixtures and fittings installed from time to time by the Tenant which may become landlord’s fixtures and fittings

2.                                      Insurance Rent

The Tenant will pay to the Landlord the Insurance Rent

3.                                      Reinstatement prevented and determination

3.2                                 If at the date of expiry of all periods from time to time insured by the Superior Lessor for loss of rent under the terms of the Superior Lease all destruction or damage by any Insured Risk to the Premises has not been made good and the Premises are still unfit for or incapable of occupation and use the Landlord or the Tenant may by written notice to the other given at any time within six months after such date and whilst the Premises are still unfit for use determine the Term with immediate effect and the Superior Lessor will be entitled to all the insurance money PROVIDED THAT such determination will be without prejudice to any claim by either party in respect of any antecedent breach of the obligations under this Underlease

4.                                      Determination during last three years

If the Premises are destroyed or damaged by any Insured Risk during the last three years of the Contractual Term so as to render the Premises substantially unfit for or incapable of occupation and use the Landlord may by written notice to the Tenant given at any time within twelve months after such destruction or damage determine the Term with immediate effect and the Superior Lessor will be entitled to all the insurance money PROVIDED THAT such determination will be without prejudice to any claim by either party in respect of any antecedent breach of the obligations under this Underlease

5.                                      Further payments by the Tenant

5.1                                 If the payment of any insurance money is refused owing to an act or default of the Tenant the Tenant will pay to the Superior Lessor the amount so refused

5.2                                 If any excess to which any policy of insurance relating to the Premises is subject becomes applicable the Tenant will pay to the Superior Lessor the amount of such excess

6.                                      Abatement of Rent

If the Premises are destroyed or damaged by any Insured Risk so as to render the Premises unfit for or incapable of occupation and use the Yearly Rent or a fair proportion of it according to the nature and extent of the damage sustained will be suspended (save to the extent that the insurance money is irrecoverable owing to some act or default of the Tenant) until the Premises are rendered fit for occupation and use or until the expiration of the period for the abatement of rent provided under the terms of the Superior Lease (whichever is the earlier) PROVIDED THAT:-

6.1                                 any dispute as to the extent proportion or period of such suspension will be determined by an arbitrator to be agreed upon by the Landlord and by the Tenant or at the request of either of them to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996

6.2                                 the amount of the Yearly Rent which ceases to be payable under this Underlease will not exceed the amount received by the Superior Lessor under any loss of rent insurance policy effected by the Superior Lessor in respect of the Premises

7.                                      Benefit of other insurances

The Tenant will apply all money which it receives by virtue of any insurance of the Premises in making good the loss or damage in respect of which it has been received

8.                                      Insurance becoming void

The Tenant will:-

8.1                                 not knowingly cause any policy of insurance covering the Premises or any other land to become void or voidable or the rate of premium of any such policy to be increased

8.2                                 comply with all requirements from time to time of the Insurers in relation to the Premises

9.                                      Notice by Tenant

The Tenant will give immediate written notice to the Landlord on discovering any event which might affect or give rise to a claim under any policy of insurance covering the Premises or any other land of the Superior Lessor or of the Landlord

Schedule 7

The documents (if any) containing incumbrances to which the Premises are subject

Date	Document	Parties

18.11.1991	Wayleave Agreement	Vanson (Crawley) Limited (1)
British Telecommunications plc (2)

10.12.1992	Wayleave Agreement	Vanson (Crawley) Limited (1)
British Telecommunications plc (2)

09.12.1994	Wayleave Agreement	Vanson (Crawley) Limited (1)
Eurobell (Sussex) Limited (2)

05.12.1995	Wayleave Agreement	Vanson (Crawley) Limited (1)
Mercury Communications Limited (2)

05.06.1996	Wayleave Agreement	Vanson (Crawley) Limited (1)
Mercury Communications Limited (2)

10.06.1996	Wayleave Agreement	Crawley Business Quarter Limited (1)
Eurobell (Sussex) Limited (2)

19.11.1996	Deed of Grant	Crawley Business Quarter Limited (1)
Seeboard PLC (2)

19.09.1997	Deed	Crawley Business Quarter Limited (1)
Eurobell (Sussex) Limited (2)

20.11.1997	Deed of Variation	Crawley Business Quarter Limited (1)
Coal Pension Properties Limited (2)
Seeboard PLC (3)

15.05.1998	Deed of Grant	Crawley Business Quarter Limited (1)
Virgin Atlantic Airways Limited (2)

21.08.1998	Transfer	Crawley Business Quarter Limited (1)
Cornhill Investment Properties Limited (2)

04.03.1999	Wayleave Agreements	Cornhill Investment Properties Limited (1)
Mercury Communications Limited (2)

13.05.1999	Deed of Variation Grant and	Crawley Business Quarter Limited (1)
	Surrender	Cornhill Investment Properties Limited (2)
Seeboard plc (3)

Schedule 8

Part 1

Covenants by Surety

1.                                       The Surety will procure the punctual payment of the Rents and the observance and performance of all the obligations of the Tenant under this Underlease and in the case of any default the Surety will on demand pay such Rents and observe and perform such obligations as if the Surety instead of the Tenant were liable therefor as a principal obligor and not merely as a surety

2.                                       The Surety agrees with the Landlord as a primary obligation to keep the Landlord indemnified on demand against all actions proceedings claims demands losses costs expenses damages and liability arising directly or indirectly from any failure by the Tenant to pay the Rents and/or observe and perform such obligations or as a result of any obligation of the Tenant under this Underlease being or becoming unenforceable

3.                                       If the liability of the Tenant is disclaimed by or on behalf of the Tenant or this Underlease is forfeited or the Tenant is wound up or ceases to exist the Surety will (if so required by the Landlord by written notice to the Surety within six months after such disclaimer or forfeiture or winding up or cessation of existence) take from the Landlord and execute and deliver to the Landlord a counterpart of a new underlease of the Premises for the residue of the Term unexpired at the date of such disclaimer or forfeiture or winding up or cessation of existence at the same Rents as are reserved from time to time by and subject to the same covenants and provisions as are contained in this Underlease (mutatis mutandis) and the Surety will on demand pay the Landlord’s proper legal costs in connection with such underlease

4.                                       If on the commencement date of the new underlease of the Premises granted pursuant to paragraph 3 of this part of this schedule a Review Date has occurred but the Rental Value (as defined in schedule 5) has not been agreed or determined then the rent first reserved by such new underlease will initially be equal to the Yearly Rent payable under this Underlease immediately prior to such Review Date but the second day of the term of such new underlease will be an additional Review Date

5.                                       Without prejudice to any other rights the Landlord may have against the Surety under this Lease or at common law if the Landlord does not require the Surety to take a new lease of the Premises pursuant to paragraph 3 of this part of this schedule the Surety will nevertheless on demand pay to the Landlord a sum equal to the Rents that would have been payable but for the disclaimer or forfeiture or winding up or cessation of existence during the period of six months from and including the date of the disclaimer or forfeiture or winding up or cessation of existence less any Rents received by the Landlord during such period from reletting the Premises

6.                                       The insolvency of the Tenant will not affect the liability of the Surety under this Underlease and any money received or recovered by the Landlord from the Surety may be placed in a separate or suspense account by the Landlord without any obligation on the Landlord to apply it in or towards the discharge of the Tenant’s obligations under this Underlease so as to preserve the Landlord’s right to prove in any insolvency of the Tenant in respect of the whole of the Tenant’s indebtedness to the Landlord under this Underlease

7.                                       If any claim is made against the Surety by the Landlord in relation to the obligations of the Surety under this Underlease the Surety will not make any claim against the Tenant for an indemnity if the Tenant becomes the subject of any voluntary arrangement (whether under Part I of the Insolvency Act 1986 or otherwise)

8.                                       The Surety will at the request and cost of the Landlord execute any document supplemental to or entered into pursuant to this Underlease to acknowledge that the Surety is bound and that the rights of the Landlord are not affected and the obligations of the Surety are not released by such document

9.                                       The obligations of the Surety under this Underlease are in addition to any other right or remedy of the Landlord and will not be discharged diminished or in any way affected by:-

9.1                                 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in obtaining payment of the Rents or enforcing the obligations of the Tenant under this Underlease or

9.2                                 any refusal by the Landlord to accept Rents tendered at a time when the Landlord was entitled (or would after service of the appropriate statutory notice have been entitled) to re-enter the Premises or

9.3                                 any surrender by the Tenant of part of the Premises in which event the liability of the Surety will continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925

10.                                 Any provision of this part of this schedule rendered void or unenforceable by the 1995 Act is to be severed from all remaining provisions which are to be preserved

Part 2

Form of authorised guarantee agreement

1.                                       The Tenant will procure the punctual payment of the Rents and the observance and performance of all the obligations of the assignee as lessee and in the case of any default the Tenant will on demand pay such Rents and observe and perform such obligations as if the Tenant instead of the assignee were liable therefor as a principal obligor and not merely as a surety

2.                                       The Tenant agrees with the Landlord as a primary obligation to keep the Landlord indemnified on demand against all actions proceedings claims demands losses costs expenses damages and liability arising directly or indirectly from any failure by the assignee to pay the Rents and/or observe and perform such obligations or as a result of any obligation of the assignee as lessee being or becoming unenforceable

3.                                       If the liability of the assignee is disclaimed by or on behalf of the assignee or this Underlease is forfeited or the assignee is wound up or ceases to exist the Tenant will (if so required by the Landlord by written notice to the Tenant within six months after such disclaimer or forfeiture or winding up or cessation of existence) take from the Landlord and execute and deliver to the Landlord a counterpart of a new underlease of the Premises for the residue of the Term unexpired at the date of such disclaimer or forfeiture or winding up or cessation of existence at the same Rents as are reserved from time to time by and subject to the same covenants and provisions as are contained in this Underlease (mutatis mutandis) and the Tenant will on demand pay the Landlord’s proper legal costs in connection with such new underlease

4.                                       If on the commencement date of the new underlease of the Premises granted pursuant to paragraph 3 of this part of this schedule a Review Date has occurred but the Rental Value (as defined in schedule 5) has not been agreed or determined then the rent first reserved by such new underlease will initially be equal to the Yearly Rent payable under this Underlease immediately prior to such Review Date but the second day of the term of such new underlease will be an additional Review Date

5.                                       Without prejudice to any other rights the Landlord may have against the Tenant under this guarantee or at common law if the Landlord does not require the Tenant to take a new lease of the Premises pursuant to paragraph 3 of this part of this schedule the Tenant will nevertheless on demand pay to the Landlord a sum equal to the Rents that would have been payable but for the disclaimer or forfeiture or winding up or cessation of existence during the period of six months from and including the date of the disclaimer or forfeiture or winding up or cessation of existence less any Rents received by the Landlord during such period from reletting the Premises

6.                                       The insolvency of the assignee will not affect the liability of the Tenant under this guarantee and any money received or recovered by the Landlord from the Tenant may be placed in a separate or suspense account by the Landlord without any obligation on the Landlord to apply it in or towards the discharge of the assignee’s obligations under this Underlease so as to preserve the Landlord’s right to prove in any insolvency of the assignee in respect of the whole of the assignee’s indebtedness to the Landlord under this Underlease

7.                                       If any claim is made against the Tenant by the Landlord in relation to the obligations of the Tenant under this guarantee the Tenant will not make any claim against the assignee for an indemnity if the assignee becomes the subject of any voluntary arrangement (whether under Part I of the Insolvency Act 1986 or otherwise)

8.                                       The Tenant will at the request and cost of the Landlord execute any document supplemental to or entered into pursuant to this Underlease to acknowledge that the Tenant is bound and that the rights of the Landlord are not affected and the obligations of the Tenant under this guarantee are not released by such document

9.                                       The obligations of the Tenant under this guarantee are in addition to any other right or remedy of the Landlord and will not be discharged diminished or in any way affected by:-

9.1                                 any time or indulgence granted by the Landlord to the assignee or any neglect or forbearance of the Landlord in obtaining payment of the Rents or enforcing the obligations of the assignee as lessee or

9.2                                 any refusal by the Landlord to accept Rents tendered at a time when the Landlord was entitled (or would after service of the appropriate statutory notice have been entitled) to re-enter the Premises or

9.3                                 any surrender by the assignee of part of the Premises in which event the liability of the Tenant will continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under section 140 of the Law of Property Act 1925

10.                                 Any provision of this part of this schedule rendered void or unenforceable by the 1995 Act is to be severed from all remaining provisions which are to be preserved

Part 3

Form of guarantee

THIS GUARANTEE made                      [        ]

BETWEEN:-

(1)                                  [                                                                            ] LIMITED having its registered office at [                                                                          ] (registration number [                               ]) (the “Surety”) and

(2)                                  [                                                                            ] LIMITED having its registered office at [                                                                          ] (registration number [                               ]) (the “Landlord”)

WITNESSES as follows:-

1.                                       Definitions and interpretation

In this deed unless the context otherwise requires:-

1.1                                 the words defined in this sub-clause have the following meanings:-

“Authorised Guarantee Agreement”: the authorised guarantee agreement dated [                                        ] made between (1) the Landlord and (2) the Authorised Guarantor and includes any document which is supplemental to or collateral with or entered into pursuant to it

“Authorised Guarantor”: [                                                                                                        ]

“Underlease”: the underlease of [                                                                                            ] dated [                       ] and made between (1) [the Landlord] [                                                ] [and] (2) [                                                                ] [and (3)] [the Surety] [                                                               ]

1.2                                 the following words and expressions have the same meanings as in the Underlease:-

1995 Act

[Contractual Term]

Premises

Rental Value

Rents

Review Date

Term

Yearly Rent

1.3                                 any covenant given by more than one person will be joint and several

1.4                                 the Landlord includes the person from time to time entitled to the reversion immediately expectant on the determination of the Term

1.5                                 the singular includes the plural and vice versa and one gender includes any other

2.                                       The Surety will procure the observance and performance of all the obligations of the Authorised Guarantor under the Authorised Guarantee Agreement and in the case of any default the Surety will observe and perform such obligations as if the Surety instead of the Authorised Guarantor were liable therefor as a principal obligor and not merely as a surety

3.                                       The Surety agrees with the Landlord as a primary obligation to keep the Landlord indemnified on demand against all actions proceedings claims demands losses costs expenses damages and liability arising directly or indirectly from any failure by the Authorised Guarantor to observe and perform such obligations or as a result of any obligation of the Authorised Guarantor under the Authorised Guarantee Agreement being or becoming unenforceable

4.                                       If the liability of the Tenant is disclaimed by or on behalf of the Tenant or the Underlease is forfeited or the Tenant is wound up or ceases to exist and the Authorised Guarantor for any reason whatsoever is not able to or is prevented from taking or fails to take a new underlease in accordance with its obligations under the Authorised Guarantee Agreement then the Surety will (if so required by the Landlord by written notice to the Surety within six months after such disclaimer or forfeiture or winding up or cessation of existence) take from the Landlord and execute and deliver to the Landlord a counterpart of a new underlease of the Premises for the residue of the Term unexpired at the date of such disclaimer or forfeiture or winding up or cessation of existence at the same Rents as are reserved from time to time by and subject to the same covenants and provisions as are contained in the Underlease (mutatis mutandis) and the Surety will on demand pay the Landlord’s proper legal costs in connection with such underlease

5.                                       If on the commencement date of the new underlease of the Premises pursuant to clause 4 of this deed a Review Date has occurred but the Rental Value has not been agreed or determined then the rent first reserved by such new underlease will initially be equal to the Yearly Rent payable under the Underlease immediately prior to such Review Date but the second day of the term of such new underlease will be an additional Review Date

6.                                       Without prejudice to any other rights the Landlord may have against the Surety under this deed or at common law if the Landlord does not require the Surety to take a new lease of the Premises pursuant to clause 4 of this deed the Surety will nevertheless on demand pay to the Landlord a sum equal to the Rents that would have been payable but for the disclaimer or forfeiture or winding up or cessation of existence during the period of six months from and including the date of the disclaimer or forfeiture or winding up or cessation or existence less any Rents received by the Landlord during such period from reletting the Premises

7.                                       The insolvency of the Authorised Guarantor will not affect the liability of the Surety under this deed and any money received or recovered by the Landlord from the Surety may be placed in a separate or suspense account by the Landlord without any obligation on the Landlord to apply it in or towards the discharge of the Authorised Guarantor’s obligations under the Authorised Guarantee Agreement so as to preserve the Landlord’s right to prove in any insolvency of the Authorised Guarantor in respect of the whole of the Authorised Guarantor’s indebtedness to the Landlord under the Authorised Guarantee Agreement

8.                                       If any claim is made against the Surety by the Landlord in relation to the obligations of the Surety under this deed the Surety will not make any claim against the Authorised Guarantor for an indemnity if the Authorised Guarantor becomes the subject of any voluntary arrangement (whether under Part I of the Insolvency Act 1986 or otherwise)

9.                                       The Surety will at the request and cost of the Landlord execute any document supplemental to the Authorised Guarantee Agreement to acknowledge that the Surety is bound and that the rights of the Landlord are not affected and the obligations of the Surety are not released by such document

10.                                 The obligations of the Surety under this deed are in addition to any other right or remedy of the Landlord and will not be discharged diminished or in any way affected by any time or indulgence granted by the Landlord to the Authorised Guarantor or any neglect or forbearance of the Landlord in obtaining payment of any sums due or enforcing the obligations of the Authorised Guarantor under the Authorised Guarantee Agreement

11.                                 Any provision of this deed rendered void or unenforceable by the 1995 Act is to be severed from all remaining provisions which are to be preserved

12.                                 Nothing in this deed is intended to confer on any person any right to enforce any term of this deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999

13.                                 This deed is subject to English Law and all disputes will be heard within the exclusive jurisdiction of the English Courts and the parties irrevocably and unconditionally submit to the jurisdiction of the English Courts

ON ORIGINAL

Executed as a deed by VIRGIN	)
ATLANTIC AIRWAYS LIMITED	)
on being signed by:	)	Director
)
and	)
Director/Secretary

ON COUNTERPART

Executed as a deed by	)
EDWARDS HIGH VACUUM	)
INTERNATIONAL LIMITED	)
on being signed by:	)	Director
)
and	)
Director/Secretary

Dated       2008

(1)           VIRGIN ATLANTIC AIRWAYS LIMITED

(2)           EDWARDS HIGH VACUUM INTERNATIONAL LIMITED

RENT DEPOSIT DEED

relating to

The Endeavour Building Site B2 Crawley Business

Quarter Manor Royal Crawley West Sussex

CMS Cameron McKenna LLP

Merchants House North

Wapping Road

Bristol BS1 4RW

T +44(0)117 930 0200

F +44(0)117 934 9300

Draft 1: 7 April 2008

Ref: JG/0Z6536.00105

THIS DEED made the                      2008

BETWEEN:-

(1)                                  VIRGIN ATLANTIC AIRWAYS LIMITED (company registration number 01600117) having its registered office at 120 Campden Hill Road London W8 7AR (the “Landlord”) and

(2)                                  EDWARDS HIGH VACUUM INTERNATIONAL LIMITED (company registration number 01148654) having its registered office at Manor Royal Crawley West Sussex RH10 9LW (the “Tenant”)

SUPPLEMENTAL to the Lease (as hereinafter defined) WITNESSES as follows:-

1.                                      Definitions and interpretation

1.1                                 In this deed unless the context otherwise requires the following words and expressions shall have the following meanings:-

“Account”: the separate designated interest-bearing deposit account opened or to be opened by the Landlord in its name with Lloyds TSB Bank Plc (or such other bank as the Landlord shall in its sole discretion decide) into which the Deposit is from time to time paid pursuant to this deed and all monies (including interest and other accruals) from time to time standing to the credit of such account

“Deposit”: an amount equal to one half of the Rent at the rate then applicable which as at the date hereof means the sum of Two hundred and five thousand six hundred and twenty five pounds (£205,625.00)

“Lease”: the underlease dated [                                                 ] made between the Landlord (1) and the Tenant (2) of the premises known as The Endeavour Building Site B2 Crawley Business Quarter Manor Royal Crawley West Sussex and includes any renewal or extension thereof and any document which is supplemental to or collateral with or entered into pursuant to such lease

“Loss”: any loss damage claim or expense suffered or sustained by the Landlord as a result of any breach by the Tenant of the Tenant’s Obligations or as a result of the Landlord making good any such breach or as a result of the disclaimer or forfeiture of the Lease including without limitation any proper legal costs and expenses incurred in obtaining and enforcing judgment for forfeiture and/or any order for possession and in disputing any such disclaimer and any other proper professional costs and expenses and Value Added Tax on any of the foregoing

“Rent”: the annual rent from time to time first reserved by the Lease together with Value Added Tax thereon (if payable) at the rate then applicable

“Reversion”: the reversion immediately expectant on the determination of the term granted by the Lease

“Tenant’s Obligations”: the payment of all sums payable by the Tenant and the observance and performance of all obligations by the Tenant pursuant to the provisions of the Lease or this deed

“Termination Date”: whichever shall be the earliest of:-

(a)                                  the fifth anniversary of the date of the Lease or

(b)                                 the date on which the Tenant shall assign the Lease in accordance with the relevant provisions of the Lease or

(c)                                  the date on which the Tenant delivers to the Landlord copies of its audited financial statements for three consecutive years ended immediately prior to the Termination Date which indicate that the profit on ordinary trading activities of the Tenant exceeded in each such year three times the Rent finally reviewed and determined to be payable under the Lease in respect of each such year

1.2                                 In this deed unless there be something in the subject or context inconsistent therewith:-

1.2.1                        the expression “Landlord” includes the person from time to time entitled to the Reversion and the expression “Tenant” includes the Tenant’s successors in title

1.2.2                        words importing persons shall include firms companies and corporations and vice versa

1.2.3                        any reference to the singular shall include the plural and vice versa and any words importing one gender shall include all other genders

1.2.4                        all obligations of the Tenant shall be deemed to be joint and several obligations where the Tenant is more than one person

1.2.5                        references to clauses and schedules are to clauses of and schedules to this deed

1.2.6                        references to any document shall be construed as references to such document as it may have been or may be varied supplemented substituted novated or assigned

1.2.7                        references to any statutory provision shall include any modification or re-enactment thereof from time to time in force and shall include all instruments orders regulations bye-laws permissions and directions from time to time made issued or given thereunder

1.2.8                        references to the Account include every part thereof

1.3                                 The parties to this document intend it to be a deed and agree to execute and deliver it as a deed

2.                                      The Deposit

2.1                                 The Landlord hereby acknowledges receipt of the Deposit which the Landlord shall forthwith pay into the Account

2.2                                 The Tenant hereby covenants with the Landlord that the Tenant will within seven days of written demand by the Landlord pay to the Landlord for the credit of the Account an amount or amounts equal to:-

2.2.1                        any sum or sums which the Landlord may from time to time properly withdraw from the Account pursuant to clause 3.2 and/or

2.2.2                        any sum which the Landlord may (following any rent review under the terms of the Lease) specify in such demand as being required to maintain the Deposit in an amount equal to one half of the Rent then reserved by the Lease

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which amount or amounts shall form part of the Account and shall stand charged to the Landlord in accordance with clause 3.1

2.3                                 The Tenant warrants to the Landlord that the Deposit is and will at all times be free from any charge or encumbrance save as created under this deed

3.                                      The Account

3.1                                 The Tenant with full title guarantee charges its interest in the Account from time to time by way of a first fixed charge in favour of the Landlord as continuing security for the payment by the Tenant to the Landlord of any Loss

3.2                                 The Landlord may at any time withdraw from the Account without prior notice to the Tenant such sums as may be required to pay to the Landlord or indemnify the Landlord against any Loss

3.3                                 Subject to clause 3.4 but otherwise without prejudice to any of its other rights hereunder or at law the Landlord may set off against its liability to pay any amount to the Tenant hereunder any actual obligation (present or future) whatsoever owed by the Tenant to the Landlord or (if such obligation is unliquidated or unascertained) an amount estimated by the Landlord in good faith to be the amount of such obligation

3.4                                 After the Termination Date the Landlord shall pay to the Tenant within fourteen days of written demand an amount equal to the sum then standing to the credit of the Account after deduction of all sums which the Landlord then is or would be entitled to withdraw under clause 3.2 PROVIDED THAT the Landlord shall not be obliged to make any such payment for so long as there shall be any subsisting breach of the Tenant’s Obligations

4.                                      Interest on the Account

The interest credited to the Account shall be paid to the Tenant at intervals of not less than six months within fourteen days of written demand until the security created by this deed becomes enforceable

5.                                      Disposal of the Reversion

The Landlord’s rights under this deed may be assigned to any disponee of the Reversion without the consent of the Tenant. Notice of any such assignment shall be given by the Landlord to the Tenant and if that notice is accompanied by a covenant under seal on the part of the disponee of the Reversion in favour of the Tenant to discharge the obligations of the Landlord under this deed the giving of the notice shall constitute a full discharge by the disponor of the Reversion of all its obligations to the Tenant under this deed and such disponor shall automatically be released from its obligations hereunder

6.                                      Miscellaneous

6.1                                 The provisions of this deed shall not prejudice the Landlord’s rights and remedies under the Lease or otherwise nor shall they entitle the Tenant to withhold money or fail to perform any of the Tenant’s Obligations

6.2                                 The Deposit shall not be regarded as an advance or other payment of rents or other sums payable under the Lease

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6.3                                 The Tenant shall at its own expense when so required by the Landlord execute all such deeds documents and notices as may be necessary or desirable for giving effect to any of the provisions of this deed

6.4                                 Section 196 of the Law of Property Act 1925 (as amended) shall apply to the service of any notice demand or other communication under this deed any of which shall be deemed (whether or not that is actually the case) to be a notice required to be served by this deed for the purposes of section 196(5) of that Act

6.5                                 Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security or to any security given to the Landlord pursuant to this deed

7.                                      Third party rights

Nothing in this deed is intended to confer on any person any right to enforce any term of this deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999

IN WITNESS whereof the parties hereto have executed this document as a deed the day and year first above written

Executed as a deed by	)
EDWARDS HIGH VACUUM	)
INTERNATIONAL LIMITED	)
on being signed by:	)	Director
)
and	)
Director/Secretary

Executed as a deed by	)
VIRGIN ATLANTIC AIRWAYS LIMITED	)
on being signed by:	)	Director
)
and	)
Director/Secretary

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